                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                               PACKAGING CORPORATION OF AMERICA
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                        PACKAGING CORPORATION OF AMERICA

                                          April 9, 2001

Dear PCA Shareholder:

    You are cordially invited to attend the 2001 Annual Meeting of Shareholders to be held at the Hyatt Deerfield located at 1750 Lake Cook Road, Deerfield, Illinois 60015 at 10:00 a.m. on Tuesday, May 15, 2001.

    Following this page is the formal notice of the meeting and PCA's Proxy Statement. Also enclosed is a proxy card, a postage-paid envelope, PCA's 2000 Summary Annual Report and PCA's Annual Report on Form 10-K.

    Your vote is important. Please return your completed proxy card in the postage-paid envelope even if you plan to attend the meeting.

                                          Sincerely,

                                          /s/ Paul T. Stecko

                                          Paul T. Stecko
                                          CHAIRMAN AND
                                          CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                        PACKAGING CORPORATION OF AMERICA
                             1900 WEST FIELD COURT
                          LAKE FOREST, ILLINOIS 60045
                                 (847) 482-3000

                            ------------------------

                                 NOTICE OF THE
                      2001 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 2001

                             ---------------------

    The Annual Meeting of Shareholders of Packaging Corporation of America will be held at the Hyatt Deerfield located at 1750 Lake Cook Road, Deerfield, Illinois 60015, on Tuesday, May 15, 2001, beginning at 10:00 a.m., local time. The purpose of the meeting is to:

    - Elect directors for a term to expire at the 2002 Annual Meeting of Shareholders;

    - Ratify appointment of Ernst & Young LLP as our independent accountants;
      and

    - Consider any other matters that properly come before the meeting.

    Only shareholders of record at the close of business on March 16, 2001 are entitled to receive notice of and to vote at the meeting or any postponement or adjournment thereof. We have enclosed a copy of our summary Annual Report to Shareholders, our Annual Report on Form 10-K, a proxy solicited by our Board of Directors and our Proxy Statement.
YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, YOU ARE URGED TO VOTE YOUR SHARES BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES. VOTING INSTRUCTIONS ARE CONTAINED ON THE PROXY CARD AND THE ATTACHED PROXY STATEMENT. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY DO SO.

                                          By Order of the Board of Directors,

                                          /s/ Richard B. West

                                          Richard B. West
                                          CHIEF FINANCIAL OFFICER, VICE
                                          PRESIDENT
                                          AND CORPORATE SECRETARY

April 9, 2001

                               TABLE OF CONTENTS


ABOUT THE MEETING...........................................       1

  What is the purpose of the annual meeting?................       1

  What are the voting recommendations of the Board of
    Directors?..............................................       1

  Who is entitled to vote at the meeting?...................       1

  Who can attend the meeting?...............................       2

  What constitutes a quorum?................................       2

  How do I vote?............................................       2

  What if I vote and then change my mind?...................       2

  What vote is required to approve each item?...............       2

  How are we soliciting this proxy?.........................       3

BOARD OF DIRECTORS..........................................       4

  Compensation Committee....................................       6

  Audit Committee...........................................       6

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS......       8

EXECUTIVE COMPENSATION......................................       9

  Compensation of Executive Officers........................       9

  Employment, Contracts and Termination of Employment and
    Change-in-Control Arrangements..........................      12

  Management Equity Agreements..............................      13

  Compensation Committee Interlocks and Insider
    Participation in Compensation Decisions.................      13

PERFORMANCE GRAPH...........................................      15

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR PRINCIPAL
  SHAREHOLDERS, DIRECTORS AND MANAGEMENT....................      16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....      17

CERTAIN TRANSACTIONS AND RELATIONSHIPS......................      18

SHAREHOLDER PROPOSALS AND NOMINATIONS.......................      19

OTHER MATTERS...............................................      20

                                     [LOGO]

                        PACKAGING CORPORATION OF AMERICA
                             1900 WEST FIELD COURT
                          LAKE FOREST, ILLINOIS 60045
                                 (847) 482-3000

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This proxy statement contains information related to our 2001 Annual Meeting of Shareholders to be held on May 15, 2001, at 10:00 a.m., local time, at the Hyatt Deerfield located at 1750 Lake Cook Road, Deerfield, Illinois 60015, or at such other time and place to which the annual meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. The proxy materials relating to the annual meeting are first being mailed on or about April 9, 2001 to shareholders entitled to vote at the meeting.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the following:

    - to elect the directors for a term to expire at the 2002 Annual Meeting of Shareholders; and

    - to ratify the appointment of Ernst & Young LLP as our independent accountants.

    In addition, our management will report on the performance of PCA during fiscal 2000, and consider any other matters that properly come before the meeting.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

    The Board recommends that you vote your shares:

    - FOR each of the directors (see page 4).

    - FOR ratification of the appointment of Ernst & Young LLP as PCA's independent accountants (see page 8).

WHO IS ENTITLED TO VOTE AT THE MEETING?

    Only shareholders of record at the close of business on the record date, March 16, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Except as otherwise required by law, holders of our common stock are entitled to one vote per share on each matter to be voted upon at this annual meeting. A simple majority of the total shares outstanding is required to elect directors and to ratify or approve other items being voted on at this time.

    As of the record date, we had 106,534,892 shares of our common stock outstanding (after deducting an aggregate of 27,470 shares held in treasury).

WHO CAN ATTEND THE MEETING?

    All shareholders as of the record date, or their duly appointed proxies, may attend the meeting upon presentation of proper identification. Registration and seating will begin at 9:15 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

    Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

    The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock on the record date will constitute a quorum for our meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

    You can vote on matters to come before the meeting in two ways:

    - By completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

    - By written ballot at the meeting.

    Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, the individuals named on the proxy card will vote your shares FOR each of the directors and the ratification of the appointment of Ernst & Young LLP. We are not aware of any other matters to be presented at the meeting; however, the individuals named in the proxy card will vote your shares as recommended by the Board, or if no recommendation is given, in their own discretion, with respect to any other matter that properly comes before the meeting.

WHAT IF I VOTE AND THEN CHANGE MY MIND?

    You may revoke your proxy at any time before it is exercised by:

    - filing with the Secretary of PCA a notice of revocation;

    - sending in another duly executed proxy bearing a later date; or

    - attending the meeting and casting your vote in person.

    Your last vote will be the vote that is counted.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

    ELECTION OF DIRECTORS. The Board of Directors will be elected by a plurality vote, meaning that the seven nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The withholding of authority by a shareholder, including "broker non-votes" (DISCUSSED BELOW), will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

    OTHER PROPOSALS. For each other proposal, the affirmative vote of the holders of a majority of our common stock represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against the proposal.

    EFFECT OF BROKER NON-VOTES. If you do not provide your broker or other nominee with instructions on how to vote your "street name" shares, your broker or nominee may not be permitted to vote them. You should therefore be sure to provide your broker or nominee with instructions on how to vote your shares.

    If you do not give voting instructions to your broker or nominee, you will, in effect, BE VOTING AGAINST the appointment of Ernst & Young LLP, unless you appear in person at the annual meeting and vote in favor of these proposals. As discussed above, a "broker non-vote" will have no effect on the outcome of the election of directors.

HOW ARE WE SOLICITING THIS PROXY?

    We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated with this solicitation. Some of the officers and other employees of PCA also may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our common stock and to obtain proxies.

                               BOARD OF DIRECTORS

    THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION. THIS SECTION ALSO SETS FORTH THE FIRST PROPOSAL ON THE AGENDA FOR THE ANNUAL MEETING.

WHAT IS THE MAKEUP OF THE BOARD OF DIRECTORS?

    Our Second Amended and Restated By-Laws provide that the number of directors shall be set by the Board of Directors. The number of directors is currently seven. The directors serve until the following annual meeting of the shareholders. The shareholders elect all of the members of the Board of Directors each year.

                ELECTION OF DIRECTORS (ITEM NO. 1 ON PROXY CARD)
                    FOR TERM EXPIRING AT 2002 ANNUAL MEETING

    The following seven nominees, each of whom currently serves as a director of PCA, are proposed to be elected at this annual meeting to serve for an annual term that will expire at the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified.

    The persons named as proxy voters in the accompanying proxy card, or their substitutes, will vote for these nominees for directors, each of whom has been designated as such by our current Board of Directors. If, for any reason not presently known, any of the nominees is not available for election, another person or other persons who may be nominated by the Board of Directors will be voted for at the discretion of the proxy voters, unless the Board reduces the number of directors accordingly. Provided a quorum is present in person or by proxy, directors will be elected by a vote of a plurality of the shares voted.

    YOU MAY VOTE FOR OR WITHHOLD YOUR VOTE FROM THE DIRECTOR NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

    Brief statements setting forth the age at March 20, 2001, the principal occupation, employment during the past five years, the year in which first elected a director, and other information concerning each nominee appears below.

    Nominees standing for election are:

PAUL T. STECKO is 56 years old and has served as Chief Executive Officer of PCA since January 1999 and as Chairman of PCA since March 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. From January 1997 to that time, Mr. Stecko served as Chief Operating Officer of Tenneco. From December 1993 through January 1997,
Mr. Stecko served as President and Chief Executive Officer of Tenneco
Packaging Inc. Prior to joining Tenneco Packaging, Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko is a member of the board of directors of Pactiv Corporation, Tenneco Automotive Inc., State Farm Mutual Insurance Company, American Forest and Paper Association and Cives Corporation.

HENRY F. FRIGON is 66 years old and has served as a director of PCA since February 2000. Mr. Frigon served as Chairman, President and CEO of
Carstar, Inc., a provider of collision repair services from June 1998 until his retirement in February 2001. Since 1994, he has been a private investor and business consultant. Mr. Frigon served as Executive Vice President--Corporate Development and Strategy and Chief Financial Officer of Hallmark Cards, Inc. from 1990 through 1994. He retired as President and Chief Executive Officer of BATUS, Inc. in March 1990 after serving with the company for over 10 years.
Mr. Frigon is a member of the board of directors of H&R Block, Inc., Buckeye Technologies, Inc., Dimon, Inc., Sypress Solutions, Inc. and Tuesday
Morning Inc.

LOUIS A. HOLLAND is 59 years old and has served as a director of PCA since March 2001. In 1991, Mr. Holland founded Holland Capital Management, and has served as Managing Partner and Chief Investment Officer of Holland Capital Management since that date. Mr. Holland is also President and Chief Executive Officer of HCM Investment Inc. Mr. Holland is frequently a guest on several media series including "Wall Street Week with Louis Ruykeyser," "The Financial News Network," "CNN's Moneyline" and others. Mr. Holland is a member of the board of directors of the National Association of Securities Professionals, Northwestern Memorial Hospital, and a number of charitable organizations.

JUSTIN S. HUSCHER is 47 years old and has served as a director of PCA since March 1999 and served as Assistant Secretary of PCA from April 1999 through January 2000. Mr. Huscher has been employed principally by Madison Dearborn Partners, Inc. from 1993 and currently serves as a Managing Director. From 1990 until 1993, Mr. Huscher served as Senior Investment Manager of First Chicago Venture Capital. Mr. Huscher is a member of the board of directors of Bay State Paper Holding Company.

SAMUEL M. MENCOFF is 44 years old and has served as a director of PCA since January 1999 and served as Vice President of PCA from January 1999 through January 2000. Mr. Mencoff has been employed principally by Madison Dearborn Partners, Inc. since 1993 and currently serves as a Managing Director. From 1987 until 1993, Mr. Mencoff served as Vice President of First Chicago Venture Capital. Mr. Mencoff is a member of the board of directors of Bay State Paper Holding Company, Buckeye Technologies, Inc. and Riverwood Holding, Inc.

THOMAS S. SOULELES is 32 years old and has served as a director of PCA since March 1999 and served as Assistant Secretary of PCA from April 1999 through January 2000. From January 1999 to April 1999, Mr. Souleles served as a Vice President and Secretary of PCA. Mr. Souleles has been employed principally by Madison Dearborn Partners, Inc. since 1995 and currently serves as a Managing Director. Mr. Souleles is a member of the board of directors of Bay State Paper Holding Company.

RAYFORD K. WILLIAMSON is 75 years old and has served as a director of PCA since February 2000. Prior to his retirement in 1998, Mr. Williamson served as Senior Vice President of B E & K, Inc., a construction and engineering consulting firm, from 1995 to 1998. Prior to that time, Mr. Williamson was President of B E & K Engineering Company from 1989 to 1995 and Vice President of B E & K Engineering Company from 1985 to 1989. From 1951 to 1985, Mr. Williamson was employed by International Paper. Mr. Williamson currently serves as Director Emeritus of B
E & K, Inc.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

HOW ARE DIRECTORS COMPENSATED?

    PCA does not currently compensate inside directors for serving as a director or on committees of the Board of Directors or pay inside directors any fees for attendance at meetings of the Board. Inside directors are those who also serve as members of management or who are affiliated with PCA's largest shareholder. PCA compensates outside directors $1,000 per regular meeting attended of the Board of Directors and $1,000 per meeting attended of any committee of the Board of Directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Each outside Director also receives an annual grant of options to purchase
7,000 shares of PCA's common stock as additional incentive compensation for service on the Board of Directors. These options are granted at 100% of the fair market value on the date of such grant, and vest immediately.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2000?

    The Board of Directors met five times during fiscal 2000. Each member of the Board attended more than 75% of the aggregate of the total number of meetings of the Board and the committees on which he was a member during the portion of the fiscal year that he served as a director or committee member.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

    The Board of Directors has standing Compensation and Audit Committees, each consisting of non-management directors. We do not maintain a standing nominating committee or other committee performing similar functions. The function of nominating directors is carried out by the entire Board of Directors. Our By-Laws, however, provide a procedure for you to recommend candidates for director at an annual meeting. For more information, see page 19 under "Shareholder Proposals and Nominations."

NAME                                               COMPENSATION COMMITTEE   AUDIT COMMITTEE
----                                               ----------------------   ---------------
Henry F. Frigon..................................                                  X
Louis A. Holland.................................                                  X
Samuel M. Mencoff................................             X
Thomas S. Souleles...............................             X
Rayford K. Williamson............................             X                    X

COMPENSATION COMMITTEE

    The Compensation Committee includes Samuel M. Mencoff, chairman, Thomas S. Souleles and Rayford K. Williamson. The Committee met three times and conducted all other business by unanimous written consent during the last fiscal year. The purpose of the Committee is to establish and execute compensation policies and programs for PCA's executives and employees. For example, the Compensation Committee recommends the compensation arrangements for senior management. It also determines the allocation of amounts to be paid under PCA's incentive compensation plan and options to be granted under its stock option plan.

AUDIT COMMITTEE

    The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other PCA filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

    REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors is governed by a written charter approved by the Board of Directors. A copy of this charter is included in APPENDIX A. The Audit Committee, composed of independent directors of PCA, has furnished the following report on the functions performed by the Committee and its membership:

    The Audit Committee oversees PCA's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling the Committee's oversight responsibilities, Messrs. Frigon and Williamson, the only members of the Audit Committee prior to March 20, 2001, reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    Messrs. Frigon and Williamson also reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of PCA's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, Messrs. Frigon and Williamson discussed with the independent accountants their auditors' independence from management and PCA including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with their auditors' independence.

    In addition, Messrs. Frigon and Williamson discussed with PCA's internal auditors and independent accountants the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of PCA's internal controls, and the overall quality of PCA's financial reporting. The Committee held four meetings during fiscal year 2000.

    In reliance on the reviews and discussions referred to above, Messrs. Frigon and Williamson recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. Messrs. Frigon and Williamson and the Board have also recommended, subject to shareholder approval, the selection of PCA's independent accountants.

                                          AUDIT COMMITTEE MEMBERS
                                          Henry F. Frigon, Chairman
                                          Rayford K. Williamson
                                          Louis A. Holland (effective March 20,
                                          2001)

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                           (ITEM NO. 2 ON PROXY CARD)

    The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as PCA's independent accountants for the fiscal year ending December 31, 2001, and has further directed that management submit the selection of independent accountants for ratification by the shareholders at the annual meeting. Ernst & Young LLP has audited PCA's financial statements since PCA's inception in 1999. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

FEES TO INDEPENDENT ACCOUNTANTS

    AUDIT FEES. The aggregate fees paid to Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal year were $264,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.  None.

    ALL OTHER FEES. The aggregate fees paid to Ernst & Young LLP for services rendered to PCA, other than the Audit Fees, for the fiscal year ended
December 31, 2000 were $817,000, all of which were audit related. These audit related services generally included fees for accounting consultations, internal audit services and Securities and Exchange Commission registrations statements.

    The Audit Committee has considered whether the services described under "All Other Fees" above are compatible with maintaining Ernst & Young LLP's independence and has determined that such services have not adversely affected Ernst & Young LLP's independence.

SHAREHOLDER RATIFICATION

    Shareholder ratification of the appointment of Ernst & Young LLP as PCA's independent accountants is not required by our By-Laws or otherwise. However, the Board is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such an appointment would be in the best interests of PCA and its shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS PCA'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2001.

                             EXECUTIVE COMPENSATION

    THIS SECTION CONTAINS CHARTS AND OTHER INFORMATION THAT SHOW THE AMOUNT OF COMPENSATION EARNED BY OUR CHIEF EXECUTIVE OFFICER AND BY OUR FOUR OTHER MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS. IT ALSO CONTAINS THE REPORT OF THE COMPENSATION COMMITTEE EXPLAINING THE COMPENSATION PHILOSOPHY FOR OUR MOST HIGHLY PAID OFFICERS.

COMPENSATION OF EXECUTIVE OFFICERS

    None of the executive officers of PCA received compensation from PCA prior to April 12, 1999, the date on which PCA became a stand-alone company. Before that date, PCA's chief executive officer and its four other most highly compensated executive officers, Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West, and Ms. Davey, were employed by, and received compensation from, Tenneco Inc. or its affiliates.

    SUMMARY COMPENSATION TABLE. The following table sets forth information relating to the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                                                                                LONG-TERM
                                                ANNUAL COMPENSATION            COMPENSATION
                                       -------------------------------------   ------------
         NAME AND                                             OTHER ANNUAL       OPTIONS       ALL OTHER
    PRINCIPAL POSITION        YEAR      SALARY     BONUS     COMPENSATION(3)   GRANTED (#)    COMPENSATION
    ------------------      --------   --------   --------   ---------------   ------------   ------------
Paul T. Stecko ...........    2000     $621,000   $770,000         $78,402          125,000      $343,423(4)
  Chairman and Chief          1999      434,545(1)  750,000(2)        57,684      1,386,000     1,008,289(5)
  Executive Officer

William J. Sweeney .......    2000      369,600    315,000          30,000           50,000        51,101(4)
  Executive Vice              1999      255,943(1)  250,000(2)                      587,400        39,914(5)
  President--
  Corrugated Products

Mark W. Kowlzan ..........    2000      202,605    225,000          20,000           30,000        64,516(4)
  Vice President--            1999      140,941(1)  175,000(2)                      350,900         1,379(5)
  Containerboard

Richard B. West ..........    2000      205,944    175,000          20,000           25,000        87,027(4)
  Chief Financial Officer,    1999      143,142(1)  150,000(2)            --        215,600        54,055(5)
  Vice
  President and
  Corporate Secretary

Andrea L. Davey ..........    2000      156,528    100,000          12,000           18,000        15,050(4)
  Vice President--            1999      108,859(1)   85,000(2)            --        140,580         9,795(5)
  Human Resources

------------------------

(1) Represents salary paid by PCA from April 12, 1999, the date of the closing of the transactions by which PCA acquired its containerboard and corrugated products business from Pactiv Corporation and became a stand-alone company, through December 31, 1999.

(2) Represents annual bonuses earned during the period from January 1, 1999 to December 31, 1999 that were paid in January 2000.

(3) For the year 2000, represents perquisite allowances of $60,000, $30,000, $20,000, $20,000 and $12,000 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan,
    Mr. West and Ms. Davey respectively, and for Mr. Stecko an additional amount paid of $18,402 for legal, tax planning and financial assistance. For the year 1999 represents amounts paid by PCA on behalf of Mr. Stecko for legal, tax and financial planning assistance in connection with the April 1999 transaction.

(4) Includes amounts paid for the following items in 2000:

       (a) The taxable dollar values paid by PCA for company provided benefits such as insurance premiums under the group life insurance plan of $11,499, $10,037, $2,400, $3,953 and $1,909 for Mr. Stecko,
           Mr. Sweeney, Mr. Kowlzan, Mr. West and Ms. Davey, respectively.

       (b) Partial reimbursement of interest payments made in connection with the 1999 management equity agreements of $49,218, $20,983, $10,500, $7,399 and $5,028 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Ms. Davey, respectively.

       (c) Special one-time bonuses paid in recognition of their efforts in the successful completion of the woodlands sales of $250,000 and $65,000 for Mr. Stecko and Mr. West, respectively.

       (d) The amounts contributed pursuant to PCA's 401k plans for the accounts of Mr. Stecko, Mr. Sweeney, Mr. West and Ms. Davey of $32,706, $20,081, $10,675 and $8,113, respectively.

       (e) Includes $51,616 in relocation expenses paid to Mr. Kowlzan.

(5) Includes amounts paid for the following items in 1999:

       (a) The taxable dollar values paid by PCA for company provided benefits such as insurance premiums under the group life insurance plan of $7,016, $4,623, $1,379, $1,013 and $947 for Mr. Stecko, Mr. Sweeney,
           Mr. Kowlzan, Mr. West and Ms. Davey, respectively.

       (b) Special one-time signing bonus of $1,000,000 paid to Mr. Stecko, and in the case of Mr. West a special one-time bonus of $50,000 in recognition of efforts related to the transactions.

       (c) The amounts contributed pursuant to the Company's 401k plans for the accounts of Mr. Stecko, Mr. Sweeney, Mr. West and Ms. Davey of $1,273, $35,291, $3,042, and $8,848, respectively.

    OPTION GRANTS TABLE. The following table shows aggregate grants of options during fiscal year 2000 to the Named Executive Officers and the potential realizable value of unexercised options at assumed annual rates of stock price appreciation.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                              VALUE AT
                                                                                        ASSUMED ANNUAL RATES
                            NUMBER OF                                                      OF STOCK PRICE
                            SECURITIES   PERCENTAGE OF TOTAL                                APPRECIATION
                            UNDERLYING     OPTIONS GRANTED     EXERCISE                  FOR OPTION TERM(2)
                             OPTIONS        TO EMPLOYEES         PRICE     EXPIRATION   ---------------------
NAME                        GRANTED(1)     IN FISCAL YEAR      PER SHARE      DATE         5%          10%
----                        ----------   -------------------   ---------   ----------   ---------   ---------
Paul T. Stecko............   125,000            11.4%           $12.00       5/12/10    $357,684    $906,441
William J. Sweeney........    50,000             4.5             12.00       5/12/10     143,074     362,576
Mark W. Kowlzan...........    30,000             2.7             12.00       5/12/10      85,844     217,546
Richard B. West...........    25,000             2.3             12.00       5/12/10      71,537     181,288
Andrea L. Davey...........    18,000             1.6             12.00       5/12/10      51,506     130,528

------------------------

(1) These options are not currently exercisable and are subject to a four year vesting schedule.

(2) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of PCA's common stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

    OPTION EXERCISES AND YEAR-END VALUE TABLE. The following table shows aggregate exercises of options during fiscal year 2000 by the Named Executive Officers and the aggregate value of unexercised options held by each Named Executive Officer as of December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES                   OPTIONS AT YEAR END(1)            AT YEAR END(1)
                            ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                         EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Paul T. Stecko............       0           $0       1,386,000       125,000      $16,042,950     $515,625
William J. Sweeney........       0            0         587,400        50,000        6,799,155      206,250
Mark W. Kowlzan...........       0            0         350,900        30,000        4,061,668      123,750
Richard B. West...........       0            0         215,600        25,000        2,495,570      103,125
Andrea L. Davey...........       0            0         140,580        18,000        1,627,214       74,250

------------------------

(1) Based on the fair market value of PCA's common stock on December 29, 2000, which was $16.125 per share.

    PENSION PLAN TABLE. Pursuant to a human resources agreement between PCA and its former parent company, Pactiv Corporation, PCA remains a participating employer in a tax-qualified, defined benefit pension plan sponsored by Pactiv (the "Pactiv Retirement Plan"). See the description of this agreement under "Certain Transactions and Relationships--Transition Agreements." Employees hired prior to the consummation of PCA's separation from Pactiv on April 12, 1999 may remain active plan participants in the Pactiv Retirement Plan through April 12, 2003, including the Named Executive Officers. Except for Mr. Stecko, the Named Executive Officers are also participants in a Supplemental Executive Retirement Plan sponsored by Pactiv. Mr. Stecko is covered under a separate Supplemental Executive Retirement Plan that is described in the section entitled "Executive Compensation--Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

    The following table shows the aggregate estimated combined annual benefits provided under the provisions of the Pactiv Retirement Plan and the Pactiv Supplemental Executive Retirement Plan, payable as a life annuity, upon normal retirement, to persons in specified salary and years-of-service classifications.

                               PENSION PLAN TABLE
      PACTIV RETIREMENT--PLANS ESTIMATED TOTAL ANNUAL RETIREMENT BENEFITS*
                  (EXPRESSED AS AN AGE 65 SINGLE LIFE ANNUITY)

                                                                YEARS OF SERVICE
       ANNUAL                      --------------------------------------------------------------------------
    REMUNERATION                      5          10         15         20         25         30         35
    ------------                   --------   --------   --------   --------   --------   --------   --------
     $  250,000  ................  $ 19,643   $ 39,286   $ 58,929   $ 78,571   $ 98,214   $117,857   $137,500
     $  300,000  ................  $ 23,571   $ 47,143   $ 70,714   $ 94,286   $117,857   $141,429   $165,000
     $  350,000  ................  $ 27,500   $ 55,000   $ 82,500   $110,000   $137,500   $165,000   $192,500
     $  400,000  ................  $ 31,429   $ 62,857   $ 94,286   $125,714   $157,143   $188,571   $220,000
     $  450,000  ................  $ 35,357   $ 70,714   $106,071   $141,429   $176,786   $212,143   $247,500
     $  500,000  ................  $ 39,286   $ 78,571   $117,857   $157,143   $196,429   $235,714   $275,000
     $  550,000  ................  $ 43,214   $ 86,429   $129,643   $172,857   $216,071   $259,286   $302,500
     $  600,000  ................  $ 47,143   $ 94,286   $141,429   $188,571   $235,714   $282,857   $330,000
     $  650,000  ................  $ 51,071   $102,143   $153,214   $204,286   $255,357   $306,429   $357,500
     $  700,000  ................  $ 55,000   $110,000   $165,000   $220,000   $275,000   $330,000   $385,000
     $  750,000  ................  $ 58,929   $117,857   $176,786   $235,714   $294,643   $353,571   $412,500
     $  800,000  ................  $ 62,857   $125,714   $188,571   $251,429   $314,286   $377,143   $440,000
     $  850,000  ................  $ 66,786   $133,571   $200,357   $267,143   $333,929   $400,714   $467,500
     $  900,000  ................  $ 70,714   $141,429   $212,143   $282,857   $353,571   $424,286   $495,000
     $  950,000  ................  $ 74,643   $149,286   $223,929   $298,571   $373,214   $447,857   $522,500
     $1,000,000  ................  $ 78,571   $157,143   $235,714   $314,286   $392,857   $471,429   $550,000
     $1,050,000  ................  $ 82,500   $165,000   $247,500   $330,000   $412,500   $495,000   $577,500
     $1,100,000  ................  $ 86,429   $172,857   $259,286   $345,714   $432,143   $518,571   $605,000
     $1,150,000  ................  $ 90,357   $180,714   $271,071   $361,429   $451,786   $542,143   $632,500
     $1,200,000  ................  $ 94,286   $188,571   $282,857   $377,143   $471,429   $565,714   $660,000
     $1,250,000  ................  $ 98,214   $196,429   $294,643   $392,857   $491,071   $589,286   $687,500
     $1,300,000  ................  $102,143   $204,286   $306,429   $408,571   $510,714   $612,857   $715,000
     $1,350,000  ................  $106,071   $212,143   $318,214   $424,286   $530,357   $636,429   $742,500
     $1,400,000  ................  $110,000   $220,000   $330,000   $440,000   $550,000   $660,000   $770,000

------------------------

* This table includes estimated benefit amounts from the Pactiv Retirement Plan and the Pactiv Supplemental Executive Retirement Plan of which PCA is a participating employer.

    The benefits shown above are based on years of credited participation and the employee's final average compensation, which is comprised of salary and bonus earned during the final 60 full months of employment while covered as a plan participant. These benefits are not subject to any deduction for Social Security or other offset amounts. The years of credited participation for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Ms. Davey are 6 years,
9 years and 5 months, 3 years and 5 months, 4 years and 3 months, and 5 years and 1 month, respectively. Refer to the Summary Compensation Table for salary and bonus information for these individuals.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    Under the terms of letter agreements entered into with Mr. Stecko on January 25, 1999 and May 19, 1999, PCA pays Mr. Stecko a base salary of $600,000 per annum, subject to increases approved by the Board, and has agreed to pay Mr. Stecko an annual bonus of not less than $500,000 with respect to each of the fiscal years 1999, 2000 and 2001, and an annual perquisite allowance of not less than $60,000 payable in cash. In addition, PCA paid Mr. Stecko a signing bonus payment of $1 million, the net proceeds of which, under the terms of the letter agreements, were invested in common stock of PCA. If PCA terminates Mr. Stecko without cause, he is entitled to receive an amount equal to three times the sum of his base salary plus the amount of the highest annual bonus paid to him during the previous three year period.

    Under the terms of a letter of agreement dated May 19, 1999, PCA established a Supplemental Executive Retirement Plan under which we will provide Mr. Stecko with a supplemental pension benefit calculated on the basis of the following formula: (annual salary + bonus) X (years of service) X (.0167), where "years of service" equals years of service with PCA + five years. The benefit is payable in a lump sum at Mr. Stecko's election, with the lump sum determined using the following factors: the interest rate used will be the annual rate of interest of 30-year Treasury Securities as specified by the IRS for the second calendar month preceding the first day of the calendar year during which the annuity starting date occurs and the applicable mortality table described in Revenue Ruling 95-6, 1995-1 C.B. 80. These benefits are payable upon Mr. Stecko's separation from service but, with respect to benefit commencement prior to age 62, there will be a 4% per year reduction for early payment.

    Under the terms of a memorandum from PCA to Mr. Sweeney, dated April 16, 1999, PCA agreed to pay Mr. Sweeney a bonus in the amount of $500,000 if either PCA terminates Mr. Sweeney before April 12, 2002 for any reason other than for cause or he is still employed by PCA on April 12, 2002. If Mr. Sweeney dies before April 12, 2002, the bonus will be paid to his beneficiaries. Mr. Sweeney agreed to use the after-tax proceeds of this bonus to pay off the outstanding balance, if any, of the loan he received from Morgan Guaranty Trust Company of New York to purchase equity of PCA in June 1999.

MANAGEMENT EQUITY AGREEMENTS

    PCA entered into management equity agreements in June 1999 with 125 of its management-level employees, including the Named Executive Officers. Under these agreements, PCA sold 3,132,800 shares of common stock to 113 of these employees at approximately $4.55 per share, the same price per share at which PCA Holdings purchased equity in the April 12, 1999 transactions. PCA guaranteed bank financing in the amount of $5,200,000 in the aggregate to enable some of these members of PCA's management to purchase equity under their respective management equity agreements. The amount of bank financing guaranteed by PCA with respect to any employee did not exceed 50% of the purchase price paid by the employee under his or her management equity agreement.

    The management equity agreements also provide for the grant of options to purchase up to an aggregate of 6,569,200 shares of PCA's common stock at the same price per share at which PCA Holdings purchased common stock in the April 12, 1999 transactions. These options became exercisable upon completion of PCA's initial public offering. The option shares are subject to contractual restrictions on transfer for a period of up to 18 months following completion of the offering.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other PCA filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

    The Compensation Committee of the Board of Directors is comprised of directors who are not employees. Neither Mr. Mencoff nor Mr. Souleles was compensated when he served as an officer of

PCA. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2000:

    REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    BACKGROUND. This report on executive compensation is furnished by the Compensation Committee of the Board of Directors, which is composed of three non-employee directors, and which is responsible for establishing and overseeing the Company's executive compensation programs.

    The Committee determines compensation for executive officers using the same guiding principles that are in place for all PCA associates, a clear focus on paying for performance, and a strong realization of the competitive market place for talented individuals.

    In determining the total compensation package for the executives, the Committee relies upon national and local salary surveys giving consideration to a peer group comprised of Forest and Paper Products companies. The total compensation package for the executives consists of a base salary, an annual incentive, and a long-term incentive in the form of stock option grants.

    PCA executives participate in an annual incentive compensation plan designed to reinforce a results oriented management culture. The plan contains financial and non-financial measures. Financial performance targets are established using the Annual Operating Plan. The award pool established at plan is equivalent to the sum of the individual target awards. Quantitative factors such as cash management/debt reduction, environmental performance, and safety and health performance can be used to adjust the award pool plus or minus 25% at the discretion of the Board. Qualitative factors such as customer satisfaction and change leadership can be used to adjust the award pool plus or minus 10% at the discretion of the Board. Lastly, at the discretion of the Board, the award pool can be adjusted based on PCA's growth of Total Return to Shareholders as measured against peer companies.

    The Company's 1999 Long Term Equity Incentive Compensation Plan provides, among other things, that stock options and restricted stock awards may be granted to the CEO, executive officers, and other key associates who contribute to the long-term success of the company. Targeted long-term incentive compensation for 2000 was delivered exclusively in the form of non-qualified stock options.

    The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code which generally limits the annual tax deductibility of compensation paid to each named executive to $1 million. To the extent possible, the Committee intends to preserve the federal income tax deductibility, but may choose to provide compensation that may not be deductible if it believes that such payments are in the best overall interests of the Company and its shareowners.

    CEO COMPENSATION. The chief executive officer's compensation package is determined using PCA's guiding principles as described above. Mr. Stecko's year 2000 base salary of $621,000 is slightly lower than the median base salaries paid to individuals in similar positions in similar revenue sized companies. Mr. Stecko's total cash compensation (base salary plus annual incentive) is within the range of the 75th percentile of the peer group, which is consistent with PCA's compensation philosophy of providing annual incentive opportunities that provide reward potential for exceptional performance.

                                          COMPENSATION COMMITTEE MEMBERS
                                          Samuel M. Mencoff, Chairman
                                          Thomas S. Souleles
                                          Rayford K. Williamson

                               PERFORMANCE GRAPH

    The following performance graph compares the cumulative total return on PCA's common stock from January 28, 2000 (the first day on which PCA's common stock began trading on the New York Stock Exchange), through December 31, 2000, with the cumulative total return of: (i) Standard & Poor's 500 Stock Index;
(ii) Standard & Poor's Smallcap 600 Index; (iii) Standard & Poor's Midcap 400 Index; and (iv) Standard & Poor's Paper & Forest Products Index. The stock performance shown in this graph represents past performance and should not be considered an indication of future performance of PCA's common stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS

                                  1/28/00  3/00  6/00  9/00  12/00
PACKAGING CORPORATION OF AMERICA      100    88    84    92    134
S & P 500                             100   102   100    99     91
S & P SMALLCAP 600                    100   106   107   110    112
S & P MIDCAP 400                      100   113   109   122    118
S & P PAPER & FOREST PRODUCTS         100    82    63    60     82

                                                              CUMULATIVE TOTAL RETURN
                                              --------------------------------------------------------
                                              JANUARY 28,    MARCH       JUNE     SEPTEMBER   DECEMBER
                                                2000(1)       2000       2000       2000        2000
                                              -----------   --------   --------   ---------   --------
Packaging Corporation of America............    $ 100.00    $ 87.50    $ 84.38     $ 92.19    $134.38
S&P 500.....................................      100.00     102.29      99.58       98.61      90.89
S&P Smallcap 600............................      100.00     105.82     106.89      110.41     111.80
S&P Midcap 400..............................      100.00     112.69     108.97      122.21     117.51
S&P Paper & Forest Products.................      100.00      81.54      62.55       60.33      81.89

------------------------

(1) The initial measurement point for the performance graph assumes a $100 investment in PCA's common stock on January 28, 2000 and in each S&P index on December 31, 1999. In addition, the cumulative total returns assume reinvestment of any dividends.

          INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR PRINCIPAL
                     SHAREHOLDERS, DIRECTORS AND MANAGEMENT

    The following table sets forth information with respect to the beneficial ownership of PCA's common stock as of February 14, 2001 by (1) each person or group of affiliated persons who is known by PCA to own beneficially more than 5% of the common stock, (2) each of PCA's directors, (3) each of PCA's executive officers and (4) all directors and executive officers of PCA as a group. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all the shares of common stock owned by them.

NAME                                                          NUMBER(1)            PERCENT
----                                                          ----------   -----------------------
PCA Holdings LLC(2) ........................................  49,426,960                      46.5%
  c/o Madison Dearborn Partners, LLC
  Three First National Plaza
  Chicago, Illinois 60602
Wellington Management Company, LLP(3) ......................   7,794,800                       7.3%
  75 State Street
  Boston, Massachusetts 02109
Vanguard Windsor Funds--Vanguard Windsor Fund(4) ...........   6,706,500                       6.3%
  P.O. Box 2600, VM #V34
  Valley Forge, Pennsylvania 19482
Pactiv Corporation .........................................   5,795,240                       5.4%
  1900 West Field Court
  Lake Forest, Illinois 60045
Paul T. Stecko(5)...........................................   2,090,000                       1.9%
William J. Sweeney(6).......................................     808,780                         *
Mark W. Kowlzan(7)..........................................     513,700                         *
Richard B. West(8)..........................................     314,820                         *
Andrea L. Davey(9)..........................................     206,580                         *
Samuel M. Mencoff(10).......................................  44,131,010                      41.5%
Justin S. Huscher(11).......................................  44,131,010                      41.5%
Thomas S. Souleles(12)......................................  44,131,010                      41.5%
Henry F. Frigon(13).........................................      11,000                         *
Louis A. Holland............................................          --                        --
Rayford K. Williamson(14)...................................       7,000                         *
All directors and executive officers as a group (11           48,082,890                      44.1%
  persons)(15)..............................................

------------------------

   * Denotes ownership of less than one percent.

 (1) Includes the number of shares and percentage ownership represented by the shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. Percentage ownership is based on 106,405,233 shares of common stock outstanding (after deducting an aggregate of 27,470 shares held in treasury) as of February 14, 2001. The number of shares beneficially owned by a person includes shares of common stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of February 14, 2001. These shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. These shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

 (2) The members of PCA Holdings include Madison Dearborn Capital Partners III, L.P. ("MDCP III") and two funds affiliated with MDCP III. MDCP III and its affiliated funds may be deemed to have beneficial ownership of 44,131,010 shares of common stock of PCA held by PCA Holdings. Shares beneficially owned by MDCP III and its affiliated funds may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P., the general partner or manager, as applicable, of each fund ("MDP III"), by Madison Dearborn, the general partner of MDP III and by a limited partner committee of MDP III.

 (3) In a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001, Wellington Management Company states that it is an investment adviser and may therefore be deemed to beneficially own 7,794,800 shares which are held by its clients. Vanguard Windsor Fund is a client of Wellington Management Company.

 (4) In a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, Vanguard Windsor Fund states that it is an investment company and has sole voting power and shared dispositive power over these shares.

 (5) Mr. Stecko owns 132,000 shares of common stock of PCA and the Paul T. Stecko 1999 Dynastic Trust owns 572,000 shares of common stock of PCA. Mr. Stecko may be deemed to have beneficial ownership of the shares of common stock of PCA owned by the Paul T. Stecko 1999 Dynastic Trust.
     Mr. Stecko also has an exercisable option to acquire 1,386,000 shares of common stock of PCA.

 (6) Mr. Sweeney may be deemed to have beneficial ownership of the 221,380 shares of common stock of PCA owned by the William J. Sweeney 1999 Irrevocable Trust. Mr. Sweeney also has an exercisable option to acquire 587,400 shares of common stock of PCA.

 (7) Mr. Kowlzan has an exercisable option to acquire 350,900 shares of common stock of PCA.

 (8) Mr. West has an exercisable option to acquire 215,600 shares of common stock of PCA.

 (9) Ms. Davey may be deemed to have beneficial ownership of the 66,000 shares of common stock of PCA owned by the Andrea Lora Davey Trust dated February 19, 1994. Ms. Davey also has an exercisable option to acquire 140,580 shares of common stock of PCA.

 (10) Mr. Mencoff is a Managing Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares owned by Madison Dearborn. Mr. Mencoff expressly disclaims beneficial ownership of the shares owned by Madison Dearborn.

 (11) Mr. Huscher is a Managing Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares owned by Madison Dearborn. Mr. Huscher expressly disclaims beneficial ownership of the shares owned by Madison Dearborn.

 (12) Mr. Souleles is a Managing Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares owned by Madison Dearborn. Mr. Souleles expressly disclaims beneficial ownership of the shares owned by Madison Dearborn.

 (13) Mr. Frigon has an exercisable option to acquire 7,000 shares of common stock of PCA.

 (14) Mr. Williamson has an exercisable option to acquire 7,000 shares of common stock of PCA.

 (15) Includes 2,694,480 shares issuable upon exercise of currently exercisable stock options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except for one occasion in which Mr. Stecko purchased 1,000 shares and filed a Form 4 two months later.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

    WE BELIEVE THAT ALL OF THE TRANSACTIONS SET FORTH BELOW WERE MADE ON AN ARMS-LENGTH BASIS. ALL FUTURE TRANSACTIONS BETWEEN US AND OUR OFFICERS, DIRECTORS, PRINCIPAL SHAREHOLDERS AND AFFILIATES WILL BE APPROVED BY A MAJORITY OF THE BOARD OF DIRECTORS, INCLUDING A MAJORITY OF THE DISINTERESTED DIRECTORS, AND WILL CONTINUE TO BE ON TERMS NO LESS FAVORABLE TO US THAN COULD BE OBTAINED FROM UNAFFILIATED THIRD PARTIES.

REGISTRATION RIGHTS AGREEMENT

    PCA, PCA Holdings LLC and Pactiv Corporation entered into a registration rights agreement under which Pactiv, PCA Holdings and their affiliates and transferees have "demand" registration rights, which entitle them to cause PCA to register their securities of PCA under the Securities Act. In addition, Pactiv, PCA Holdings and their affiliates and transferees have "piggyback" registration rights, which entitle them to cause PCA to include their securities in a registration in which PCA proposes to register any of its securities under the Securities Act. Pactiv and its affiliates, on the one hand, and PCA Holdings and its affiliates, on the other hand, are each entitled to demand:

    (1) three "long form" registrations on Form S-1, or a similar long form, in which PCA will pay the registration expenses, other than underwriting discounts and commissions,

    (2) an unlimited number of "short form" registrations on Form S-2 or S-3, or a similar short form, in which PCA will pay the registration expenses, other than underwriting discounts and commissions, and

    (3) an unlimited number of "long form" registrations on Form S-1, or a similar long form, in which the requesting holders will pay the registration expenses.

    PCA Holdings, Pactiv and their affiliates will have equal priority, before any other holders of PCA's securities, to participate in any registrations of PCA's securities. Pactiv exercised one of its "demand" registration rights under this agreement in order to effect the registration of its shares of common stock for sale in the public offering of PCA's common stock on January 28, 2000.

SERVICES AGREEMENT

    PCA entered into a holding company support agreement with PCA Holdings under which PCA agreed to reimburse PCA Holdings for all fees, costs and expenses, up to an aggregate amount of $250,000 per year, related to PCA Holdings' investment in PCA. These expenses include PCA Holdings' general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses, and any other expenses incurred by PCA Holdings as a result of its investment in PCA. PCA paid no amounts in fiscal year 2000 under this agreement.

PURCHASE SUPPLY AGREEMENTS

    PCA entered into supply agreements with Pactiv and Tenneco Automotive Inc. Under the supply agreements, Pactiv and Tenneco Automotive agreed to purchase a substantial percentage of their requirements for containerboard and/or corrugated products from PCA at the prices charged by PCA to Pactiv and Tenneco Automotive at the closing of the April 12, 1999 transactions and adjusted periodically for market price changes, in accordance with the agreements. As a result of these agreements, Pactiv and Tenneco Automotive represent 5.2% and 0.7%, respectively, of our total net sales for 2000.

TRANSITION AGREEMENTS

    PCA and Pactiv entered into a facility use agreement which provides for PCA's use of a designated portion of Pactiv's headquarters located in Lake Forest, Illinois for a period of up to four years following the closing of the April 12, 1999 transactions. Under the facility use agreement, PCA is required to pay Pactiv rent plus additional charges for the provision of building and business services. The rent is calculated based on PCA's proportionate square footage usage of the property. PCA paid $2.0 million to Pactiv in rent in fiscal year 2000 under this agreement, and $0.4 million for provision of building and business services.

    PCA also entered into a transition services agreement with Pactiv which provided for the performance of transitional services by Pactiv and its affiliates to PCA that PCA required to operate the containerboard and corrugated products business. Pactiv charged PCA an amount substantially equal to its actual cost of providing the services, which cost included Pactiv's overhead expenses, but did not include Tenneco's overhead expenses. The exact charge to PCA was the lesser of (1) Pactiv's actual cost and (2) 105% of the cost as forecasted by Pactiv with respect to providing services within the following categories: payroll, general accounting, tax support, treasury/cash management, insurance/ risk management, procurement and, human resources and telecommunication and information services. PCA paid $2.6 million to Pactiv in fiscal year 2000 under this agreement. The agreement expired in October, 2000.

    PCA and Pactiv entered into a human resources agreement which, among other items, granted PCA employees continued participation in the Pactiv pension and welfare plans for a period of up to five years following the closing of the April 12, 1999 transactions for an agreed upon fee. For salaried employees, PCA will pay Pactiv $4.0 million in the first and second years, $6.0 million in the third year, $8.0 million in the fourth year, and $10.0 million in the fifth year following the closing date of the April 12, 1999 transactions. For hourly employees, PCA paid Pactiv $1.2 million per year through December 31, 2000 and then $4.5 million per year for two additional years. These amounts can be adjusted if there are material increases in the pension costs to Pactiv. The fees paid to Pactiv are expensed ratably throughout the year. PCA intends to adopt its own compensation and benefit plans with respect to its employees sometime in the future.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

    Shareholder proposals for our 2002 Annual Meeting of Shareholders must be received at our principal executive offices by November 30, 2001, to be considered for inclusion in our proxy materials relating to our 2002 Annual Meeting.

    Shareholders may nominate directors or bring other business before the shareholders at the 2002 Annual Meeting of Shareholders by delivering written notice to our Corporate Secretary setting forth, as to each matter the shareholder proposes to bring before the 2002 Annual Meeting:

    (1) a brief description of the business desired to be brought before the 2002 Annual Meeting;

    (2) the name and address, as they appear in our books, of the shareholder proposing the business;

    (3) the number of shares of our common stock which are beneficially owned by the shareholder; and

    (4) any material interest of the shareholder in the business proposed to be brought before the 2002 Annual Meeting.

Notice of business proposed to be brought before the 2002 Annual Meeting must be received by our Corporate Secretary no earlier than February 14, 2002 and no later than March 16, 2002 to be presented at the 2002 Annual Meeting. Please note that this paragraph relates only to the matters you wish to bring before your fellow shareholders at the 2002 Annual Meeting. The requirements set forth in this paragraph are separate from the Securities and Exchange Commission's requirements set forth in the first paragraph of this section to have your proposal included in our proxy statement.

    We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

    As of the date of this proxy statement, the Board does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

                                          PACKAGING CORPORATION OF AMERICA

                                          /s/ Richard B. West

                                          Richard B. West
                                          CHIEF FINANCIAL OFFICER, VICE
                                          PRESIDENT
                                          AND CORPORATE SECRETARY

April 9, 2001

                                   APPENDIX A

                        PACKAGING CORPORATION OF AMERICA
                                     (PCA)
                            AUDIT COMMITTEE CHARTER

PCA has established a committee of the board of directors, which will be known as the audit committee. The audit committee shall meet the requirements of the New York Stock Exchange. Audit committee members shall be appointed by the Board. Only independent directors will serve on the audit committee. The independence of the directors includes ensuring that the director is free of any relationship that could influence his or her judgment as a committee member. The independent director is not an officer or employee of the company and is not associated with a major vendor or customer of the company. When PCA audit committee members have doubt about their independence, as when a member of the committee has a short term consulting contract with a major customer or vendor, the member will recuse himself from any decisions that might be influenced by that relationship. All members of the committee shall have a basic understanding of accounting and finance and be able to read and understand financial statements, and a least one member of the committee shall have accounting or related financial management experience.

The primary function of PCA's audit committee is to assist the board in fulfilling its oversight responsibilities by:

    1. Reviewing the financial information that will be provided to the shareholders and others; and

    2.  Examining the systems of internal controls management.

GENERAL RESPONSIBILITIES

(1) The audit committee provides open avenues of communication among the internal auditors, the independent accountant and the board of directors.

(2) The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

(3) The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation, and has funds to complete this work up to the amount approved by the board.

(4) The committee will meet at least four times each year and more frequently if circumstances make that preferable. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

(5) The committee will do whatever else the law, the company's charter or bylaws or the board of directors requires.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS AND APPOINTING THE INTERNAL AUDITOR

(1) The audit committee will select the independent accountants for company audits. The committee's selection is subject to approval by the full board of directors. The audit committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

(2) The audit committee will review the appointment, replacement, reassignment or dismissal of the chief financial officer or any other position identified as the manager over the internal audit function within the company.

(3) The audit committee will confirm and assure the independence of the internal audit function and the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them. If the independent accountant also serves as providing services for internal audits, the audit committee will ensure that the two functions are independent within their organization.

(4) The audit committee will consider, in consultation with the independent accountant and the chief financial officer, the audit scope and procedural plans made by the internal auditors and the independent accountant.

(5) The audit committee will listen to management and the primary independent auditor if either thinks there might be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.

(6) The audit committee will make sure that the chief financial officer and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

RESPONSIBILITIES FOR REVIEWING INTERNAL AUDITS, THE ANNUAL EXTERNAL AUDIT AND THE REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

(1) The audit committee will ascertain that the independent accountant views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

(2) The audit committee will ask management, the chief financial officer and the independent accountant about significant risk and exposures and will assess management's steps to minimize them.

(3) The audit committee will review the following with the independent accountant and the chief financial officer:

       a) The adequacy of the company's internal controls, including computerized information system controls and security.

       b) Any significant findings and recommendations made by the independent accountant or the internal auditor, together with management's responses to them.

(4) Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountant:

       a)  The company's annual financial statements and related footnotes.

       b) The independent accountant's audit of and report on the financial statements.

       c) The auditor's qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

       d) Any serious difficulties or disputes with management encountered during the course of the audit.

       e) Anything else about the audit procedures or findings that Generally Accepted Auditing Standards requires the auditors to discuss with the committee.

(5) The audit committee will consider and review with management and the chief financial officer and when deemed necessary with the Board of Directors:

       a) Any significant control findings during the year and management's responses to them.

       b) Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

       c) Any changes to the planned scope of management's internal audit plan that the committee thinks advisable.

       d)  The internal audit budget and staffing.

       e) Whether the internal audit process has complied with the Institute of Internal Auditing's Standards for the Professional Practice of Internal Auditing.

       f) Any significant misappropriations of PCA funds discovered during the audit year.

(6) The audit committee will review annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

(7) The audit committee will review the interim financial reports with management, the independent accountant and the chief financial officer before those interim reports are released to the public or filed with the SEC or other regulators.

(8) The audit committee will prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.

PERIODIC RESPONSIBILITIES

(1) Review and update the committee's charter annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

(2) Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal audit function or the independent accountant.

(3) Review, with the chief financial officer and the internal auditors, the results of their examination of compliance with the company's code of conduct.

(4) Review pending and approved legal and regulatory changes that may have a material effect on the organization's financial statements, compliance policies and programs.

(5) Meet with the chief financial officer, the independent accountant, the internal auditor and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.

(6) On at least an annual basis, review with PCA's counsel, any legal matters that could have a significant impact on the organization's financial statements, PCA's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

(7) Annually prepare a report to shareholders as required by the SEC. The report should be included in the company's annual proxy statement.

PROXY

                        PACKAGING CORPORATION OF AMERICA
                             1900 WEST FIELD COURT
                             LAKE FOREST, IL 60045

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints PAUL T. STECKO, RICHARD B. WEST and SAMUEL
M. MENCOFF as proxies (each with the power to act alone and to appoint his substitute) and hereby authorizes them to represent and to vote, as designated herein, all the shares of common stock of Packaging Corporation of America held of record by the undersigned on March 16, 2001, at the annual meeting of stockholders to be held on May 15, 2001 and at any and all adjournments thereof. The undersigned also instructs Banker's Trust Company, a New York banking corporation, the trustee of the Packaging Corporation of America Retirement Savings Plan for Salaried Employees and the Packaging Corporation of America Thrift Plan for Hourly Employees, to vote, as designated herein, all shares votable by the undersigned and held of record by the trustee, if any. If there are any shares for which instructions are not timely received, the trustee of the plans will cause all such shares to be voted in the same manner and proportion as the shares of the respective plans for which timely instructions have been received. All voting instructions for shares held of record by the plans shall be confidential.

Please sign and date on the reverse side and mail promptly in the enclosed postage-paid envelope or otherwise to Equiserve Trust Company, P.O. Box 8274, Edison, New Jersey, 08818-9205.

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

                                                                            5222

/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.


A VOTE "FOR" PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:




                FOR all nominees          WITHHOLD AUTHORITY
                listed (except as marked  to vote for all      Henry F. Frigon, Louis A. Holland, Dustin S. Huscher,
                to the contrary)          nominees listed      Samuel M. Mencoff, Thomas S. Souleles, Paul T. Stecko
                                                               and Rayford K. Williamson
1. Election of         / /                     / /
   Directors


     (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)


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2. PROPOSAL TO RATIFY              FOR     AGAINST     ABSTAIN
   APPOINTMENT OF ERNST &
   YOUNG LLP AS INDEPENDENT       / /       / /         / /
   PUBLIC ACCOUNTANTS


3. In their discretion, the proxies are authorized to vote upon such other busi-ness as may properly come before the meeting and any and all adjourn-ments thereof.


IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECI -FIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

Please sign exactly as your name appears on this proxy. Joint owners should all sign. Executors, administrators, trustees, guardians and others acting in a representative capacity should indicate title when signing. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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SIGNATURE(S)                                      DATE


     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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